    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 1999
                                                Registration No. 333-_________
==============================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              DATALINK CORPORATION
             (Exact name of Registrant as Specified in its Charter)

       MINNESOTA                      7373                     41-0856543
(State of incorporation  (Primary Standard Industrial      (I.R.S. Employer
     or organization)       Classification Code No.)        Identification No.)


                          7423 WASHINGTON AVENUE SOUTH
                          MINNEAPOLIS, MINNESOTA 55439
                                 (612) 944-3462
                   (Address, including zip code and telephone number, including area code, or registrant's principal executive offices)

                       DATALINK CORPORATION 1999 INCENTIVE
                                COMPENSATION PLAN

                       DATALINK CORPORATION EMPLOYEE STOCK
                                  PURCHASE PLAN

                            (Full Title of the Plans)

                                 Greg R. Meland
                      President and Chief Executive Officer
                              Datalink Corporation
                          7423 Washington Avenue South
                          Minneapolis, Minnesota 55439
                                 (612) 944-3462
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                           Proposed           Proposed
                                          Amount           maximum            maximum
     Title of securities to be            to be         offering price       aggregate           Amount of
            registered                registered (1)      per share        offering price     registration fee
            ----------                --------------      ---------        --------------     ----------------
1999 INCENTIVE
   COMPENSATION PLAN
         Options                                             N/A                N/A                 N/A
Common Stock (par value $.001)       1,350,000 Shares     $17.50 (2)       $23,625,000 (2)         $6,237

EMPLOYEE STOCK PURCHASE PLAN
         Rights to Purchase                                   N/A               N/A                  N/A
Common Stock (par value $.001)         250,000 Shares     $17.50 (2)        $4,375,000 (2)         $1,155

(1) This Registration Statement also covers any additional shares of Common Stock which become issuable under the 1999 Incentive Compensation Plan and the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Datalink Corporation. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plans described herein.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the fair market value per share of Common Stock of Datalink Corporation on December 20, 1999.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Datalink Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's prospectus filed with the SEC on August 8, 1999 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "1933 Act"), in connection with the Registration Statement No. 333-55935 on Form S-1, together with any and all amendments thereto, in which there is set forth audited financial statements for the Registrant's fiscal years ended December 31, 1998, 1997 and 1996 and

         (b) The Registrant's Registration Statement on Form 8-A filed with the SEC on August 4, 1998, together with all amendments thereto, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         In addition, all reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act since the end of the fiscal year covered by the Registrant document referred to in (a) above and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Amended and Restated Articles of Incorporation limit the liability of directors to the maximum extent permitted by the Minnesota Business Corporation Act. Specifically, directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability due to (i) any breach of the duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions; (iv) violations of certain Minnesota securities laws, or (v) any transaction from which the director derives an improper personal benefit. Liability under the federal securities laws is not limited by the Amended and Restated Articles of Incorporation.

         The Minnesota Business Corporation Act requires that the Registrant indemnify any director or officer made or threatened to be made a party to a legal proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with the proceeding if certain statutory standards are met. A "proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a derivative action in the name of the Registrant. Reference is made to the detailed terms of the Minnesota indemnification statute (Minn. Stat. Section 302A.521) for a complete statement of such indemnification rights. The Registrant's Amended and Restated Articles of Incorporation also require the Registrant to provide indemnification of these persons to the fullest extent of the Minnesota indemnification statute.

         The Registrant has entered into an indemnification agreement with each of its directors and executive officers to provide him or her with specific contractual assurances that the indemnification protection provided by the Minnesota Business Corporation Act and the Registrant's Amended and Restated Articles of Incorporation will be available to such director or officer and to provide for the indemnification of and the advancing of expenses to such director or officer to the fullest extent permitted by law. The Registrant also presently maintains insurance to protect itself and its directors and officers against certain liabilities, costs, and expenses arising out of claims or suits against such directors and officers resulting from their service in such capacity.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8.  EXHIBITS

Exhibit Number  Exhibit

        4 Instrument Defining Rights of Stockholders. Reference is made to the Registrant's Registration Statement on Form 8-A, together with all amendments thereto, which is incorporated herein by reference pursuant to Item 3(b) of this Registration Statement.

        5       Opinion and consent of Messerli & Kramer P.A.

       23       Consent of PricewaterhouseCoopers LLP, Independent
                Accountants.

       24 Power of Attorney. Reference is made to page 6 of this Registration Statement.

Item 9.   UNDERTAKINGS

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1999 Incentive Compensation Plan and Employee Stock Purchase Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on this 20th day of December, 1999.

                                  DATALINK CORPORATION



                                  By:      /s/ Greg R. Meland
                                         ---------------------------------------
                                         Greg R. Meland
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Datalink Corporation, a Minnesota corporation, do hereby constitute and appoint Greg R. Meland and Daniel J. Kinsella, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                            TITLE                            DATE

                                    President, Chief Executive Officer
 /s/ Greg R. Meland                 and Director (Principal Executive Officer)  December 20, 1999
---------------------------
Greg R. Meland


                                    Chief Financial Officer (Principal Financial
 /s/ Daniel J. Kinsella             and Accounting Officer)                     December 20, 1999
---------------------------
Daniel J. Kinsella


 /s/ Robert M. Price                Director                                    December 20, 1999
---------------------------
Robert M. Price


 /s/ James E. Ousley                Director                                    December 20, 1999
---------------------------
James E. Ousley


 /s/ Margaret A. Loftus             Director                                    December 20, 1999
---------------------------
Margaret A. Loftus


 /s/ Paul F. Lidsky                 Director                                    December 20, 1999
---------------------------
Paul F. Lidsky


                                  EXHIBIT INDEX

Exhibit Number    Exhibit

        4 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement on Form 8-A, together with all amendments thereto, which is incorporated herein by reference pursuant to Item 3(b) of this Registration Statement.

        5         Opinion and consent of Messerli & Kramer P.A.

        23        Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.

        24 Power of Attorney. Reference is made to page 6 of this Registration Statement.